UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 4, 2014

ADB INTERNATIONAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-54862

New Jersey	22-2930106
(State of Incorporation)	(I.R.S. Employer Identification No.)

1440 West Bitters Road, #1931, San Antonio, TX	78248
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (407) 496-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2014, the Registrant completed the purchase of all right, title and interest to certain IP assets, including rights to a wound treatment device, pursuant to a Patent Purchase Agreement dated January 6, 2014 between the Registrant and Lifewave Ltd., a public company organized under the laws of the State of Israel (the "Agreement"). A copy of the Agreement, the closing of which occurred on June 4, 2014, is attached as Exhibit 10.7 hereto.

The IP assets, including the medical device, acquired by the Registrant from Lifewave, have been designed for wound treatment incorporating Bioelectrical Signal Therapy (BST)(TM)

The BST device implements patented and proprietary electrical stimulation technologies to treat hard-to-cure wounds and ulcers up to complete closure/cure.

Pursuant to the Agreement, the Registrant has agreed to pay Lifewave a royalty of from 10% to 20% of the profits (as defined in the Agreement) generated from the BST IP assets. The Registrant's purpose for entering into the Agreement was in furtherance of its business plan to become an operating company engaged in the medical device industry.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.7	Patent Purchase Agreement between the Registrant and Lifewave Ltd.,dated January 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ADB International Group, Inc.

By:	/s/ Ron Weissberg
Name:	Ron Weissberg
Title:	Chief Executive Officer

Date: June 6, 2014